EXHIBIT 10.1
EXECUTION VERSION

FORBEARANCE AGREEMENT
FORBEARANCE AGREEMENT dated as of August 25, 2014 (this "Forbearance") with respect to that certain Credit Agreement dated as of May 12, 2014 (as amended, supplemented or otherwise modified, the "Credit Agreement"), by and among PhotoMedex, Inc., as borrower (the "Borrower"), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent"), among others.
W I T N E S S E T H :
WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans and other extensions of credit to the Borrower which remain outstanding;
WHEREAS, one or more Events of Default have occurred and are continuing;
WHEREAS, notwithstanding the existence of such Events of Default, the Borrower has requested that the Administrative Agent and the Lenders forbear from taking certain remedial actions under the Credit Agreement and the other Loan Documents; and
WHEREAS, the Administrative Agent and the Lenders are willing to forbear from taking certain remedial actions under the Credit Agreement and the other Loan Documents with respect to such Events of Default, but only on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1                            Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Credit Agreement and the other Loan Documents, and the following terms shall have the following meanings:

"Cash Flow Forecast" is defined in Section 4.1 (b).
"Cash on Hand" shall mean, as of any Business Day, the greater of (a) the average aggregate daily book balance of all monies on deposit in all accounts maintained at all financial institutions by the Loan Parties and their Subsidiaries during the five (5) prior Business Days, and (b) the aggregate daily book balance of all monies on deposit in all accounts maintained at all financial institutions by the Loan Parties and their Subsidiaries on such Business Day.
"Collateral Certificate" shall mean a fully completed and executed collateral certificate in the form attached as Annex A hereto, certified by the Borrower as being true and correct.

"Consultant" shall mean a financial advisor retained by the Borrower to assist with the financial restructuring of the businesses of the Borrower and its Subsidiaries, whose identity and scope of engagement shall be at all times acceptable to the Administrative Agent and the Required Lenders.
"Effective Date" shall mean the date hereof, but only upon satisfaction or waiver of the conditions precedent specified in Article V of this Forbearance.
"Expiration Date" shall mean October 31, 2014.
"Forbearance Fee" is defined in Section 7.2 (b).
"Forbearance Period" shall mean the period beginning on the Effective Date and ending on the earlier of (a) the Expiration Date or (b) the Termination Date.
"Israeli Proceeds" shall mean not less than $8,000,000 repatriated from Radiancy (Israel) Ltd.
"Specified Events of Default" shall mean (i) the Borrower's failure to maintain a Leverage Ratio for any fiscal quarter ending on or prior to June 30, 2014, of less than 2.50 to 1.00 in accordance with Section 6.11(a) of the Credit Agreement and (ii) the Borrower's failure to maintain a Fixed Charge Coverage Ratio for the trailing 12 months ending on any date on or prior to June 30, 2014, of more than 1.25 to 1.00 in accordance with Section 6.11(b) of the Credit Agreement.
"Termination Date" shall mean the date on which any event identified in Article III of this Forbearance shall occur.
ARTICLE II
FORBEARANCE
Section 2.1                            Forbearance.  (a)   Subject to the terms and conditions hereof, the Administrative Agent and the Required Lenders hereby agree to forbear, during the Forbearance Period, from the exercise of any and all rights or remedies they may have with respect to, and only with respect to, the Loan Parties under the Credit Agreement, the other Loan Documents and applicable law, solely in respect of the Specified Events of Default.
(b)  For the avoidance of doubt, the agreements of the Administrative Agent and the Required Lenders in this Article II shall not apply to any Defaults or Events of Default other than the Specified Events of Default.  The Borrower further acknowledges and agrees (i) that it shall not be permitted to request any Borrowings or other extensions of credit so long as any Default or Event of Default (including the Specified Events of Default) shall continue and (ii) interest shall accrue pursuant to Section 2.11(c) of the Credit Agreement from and after the Effective Date so long as any Default or Event of Default (including the Specified Events of Default) shall continue.
ARTICLE III
EVENTS OF TERMINATION
Upon the occurrence of any of the following events:
(a)            any Loan Party shall default in the observance of any agreement contained in this Forbearance; or

(b)            the occurrence of a Default or Event of Default (other than a Specified Event of Default);
then, and in any such event, the provisions of Article II of this Forbearance shall immediately and automatically terminate and thereafter such Article shall have no force or effect.
ARTICLE IV
AGREEMENTS
Section 4.1                           Reporting.  (a)  The Borrower shall furnish, or cause to be furnished, to the Administrative Agent on behalf of the Lenders, as soon as practicable, but in no event later than August 31, 2014, the management's internal financial statements, which shall have been reviewed by the Consultant (and incorporate the reasonable comments of the Consultant) and shall include its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for the calendar month of July 2014 and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for (i) such period as previously forecasted by the Borrower and (ii) the corresponding period of (or, in the case of the balance sheet, as of the end of) the previous fiscal year.  The Borrower shall consult with, and incorporate the reasonable comments of, the Consultant in connection with the preparation of such financial statements.
(b)  Beginning September 5, 2014, the Borrower shall furnish, or cause to be furnished, to the Administrative Agent on behalf of the Lenders, on Thursday of each week, a thirteen week rolling cash flow forecast which shall detail all sources and uses of cash on a weekly basis and shall report any variances from the prior report, and which, to the extent necessary, shall be reforecast in its entirety as of the end of each month (including a variance analysis with respect to such reforecast).  Each thirteen week rolling cash flow forecast shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders (a "Cash Flow Forecast").
(c)  Within thirty (30) days after the end of each calendar month, the Borrower shall furnish, or cause to be furnished, to the Administrative Agent on behalf of the Lenders the management's internal financial statements, which shall have been reviewed by the Consultant (and incorporate the reasonable comments of the Consultant) and shall include its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such calendar month and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for (i) such period or periods as previously forecasted by the Borrower and (ii) the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year.
(d)  Within thirty (30) days after the end of each calendar month, the Borrower shall furnish, or cause to be furnished, to the Administrative Agent and each Lender a status report on all actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party, threatened against or affecting any Loan Party or any Subsidiary, including, without limitation, all actions, suits or proceedings pending before the Israel District Court for Tel Aviv and the U.S. District Court for the Eastern District of Pennsylvania.  Each status report shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.
Section 4.2                            Collateral.  The Borrower shall, on or before September 12, 2014, deliver to the Administrative Agent and the Lenders a Collateral Certificate.

Section 4.3                            Retention of Consultant.  (a)  The Borrower shall have retained the Consultant and delivered the engagement letter with respect thereto to the Administrative Agent and the Lenders and shall continue the retention of the Consultant at all times during the Forbearance Period.  The Borrower agrees that the Administrative Agent and the Lenders shall have continuous, direct access to the Consultant and shall promptly receive all non-privileged reports and other work product prepared by Consultant for the Borrower and/or its Subsidiaries from time to time.

(b)  The Borrower shall cooperate in all respects with any financial advisor that may after the Effective Date be retained by the Administrative Agent in its sole discretion and shall promptly (but no later than seven days after the delivery of any invoice) pay or reimburse the Administrative Agent for all reasonable and documented fees and out-of-pocket expenses incurred in connection therewith, including any retainer that may be required.
Section 4.4                            Further Agreements.  (a)  Notwithstanding Section 6.01 of the Credit Agreement, during the Forbearance Period, the Loan Parties and their Subsidiaries shall not incur, or commit to incur, Indebtedness, other than Indebtedness permitted under Sections 6.01(a), (b), (c), (e) (to the extent that such Indebtedness under clause (e) does not exceed $250,000), (f), (g), (h), (k), (l), (m) and (p) of the Credit Agreement.

(b)  Notwithstanding Section 6.04 of the Credit Agreement, during the Forbearance Period, the Loan Parties and their Subsidiaries shall not make, or commit to make, Capital Expenditures in excess of $250,000 per fiscal quarter (not including the purchase of, or the classification as Capital Expenditures of, any XTRAC or VTRAC equipment) in the aggregate.
 (c)  Notwithstanding Sections 6.04 and 6.09 of the Credit Agreement, during the Forbearance Period, no Loan Party shall, nor shall any Loan Party permit any Subsidiary to, make any investment or any other interest in any Affiliate, other than investments set forth in the then-current Cash Flow Forecast in a party that is or becomes a Loan Party prior to the making of such investment and any other investments agreed to by the Administrative Agent and the Required Lenders.
(d)  Notwithstanding Section 6.07 of the Credit Agreement, during the Forbearance Period, no Loan Party shall, nor shall any Loan Party permit any Subsidiary to, enter into any Swap Agreement.
(e)  Notwithstanding Section 6.08 of the Credit Agreement, during the Forbearance Period, the Loan Parties and their Subsidiaries shall not declare, pay or make any dividend or distribution on any shares of capital stock or other interests.
(f)  Notwithstanding Section 2.06 of the Credit Agreement, during the Forbearance Period, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a CBFR Borrowing at the end of the Interest Period applicable thereto.
(g)  The Borrower shall furnish, or cause to be furnished, to the Administrative Agent and each Lender, as soon as practicable, but in no event later than September 12, 2014, an analysis (the "Tax Analysis") of the tax consequences associated with (i) any Subsidiary organized under the laws of the State of Israel or any political subdivision thereof or the United Kingdom or any political subdivision thereof (each a "Foreign Subsidiary") becoming a Loan Guarantor (a "Foreign Guarantor") and (ii) the pledge of 100% of the issued and outstanding Equity Interests of the Foreign Subsidiaries (a "Foreign Pledge").  The Tax Analysis shall be in form and substance satisfactory to the Administrative Agent and the Required Lenders.  In the event that the Administrative Agent and the Required Lenders determine in their reasonable discretion, following good faith consultation with the Loan Parties and their tax advisors, upon review of the Tax Analysis that such actions would not have materially adverse tax consequences (including not materially impairing the tax attributes of any Loan Party) to the Loan Parties, then, as promptly as practicable, (i) such applicable Foreign Subsidiary shall become a Loan Guarantor under the Credit Agreement and/or (ii) such applicable Loan Party shall pledge 100% of the issued and outstanding Equity Interests of such applicable Foreign Subsidiary, in each case, pursuant to documentation satisfactory to the Administrative Agent.
(h)  The Borrower shall prepay the Term Loans as follows:  (i) on September 1, 2014, $937,500 which shall be applied in direct order of maturity; (ii) on October 1, 2014, $937,500 which shall be applied to the Term Loan in direct order of maturity; and (iii) on October 24, 2014, an amount equal to 75% of Cash on Hand in excess of $20 million measured on October 22, 2014 which shall be applied to the outstanding Revolving Loans.  On October 24, 2014, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer certifying in reasonable detail as to Cash on Hand as of October 22, 2014.
(i)  The Borrower agrees that, following its review and analysis of the Cash Flow Forecast, it shall apply the Israeli Proceeds (or some portion thereof) to make additional prepayments on the Revolving Loans to the extent that it determines in its reasonable business judgment that such prepayments would not impair the ongoing operations of the Loan Parties and their Subsidiaries. The Borrower shall undertake such review and analysis, and thereafter make any prepayment, as promptly as possible following the Effective Date.
Section 4.5                            Forbearance Agreement Deemed Agreements Under the Credit Agreement.  For purposes of the Credit Agreement, the agreements of the Loan Parties contained in this Forbearance shall be deemed to be, and shall be, agreements under the Credit Agreement.  Any breach on the part of the Loan Parties in respect of any agreement contained in this Forbearance shall constitute an Event of Default.

ARTICLE V
CONDITIONS PRECEDENT
This Forbearance shall not become effective unless and until each of the conditions precedent set forth below has been satisfied or the satisfaction thereof shall have been waived in accordance with the terms hereof:
(a)            Receipt by the Administrative Agent of counterparts of this Forbearance, duly executed and delivered by the Administrative Agent, the Required Lenders and the Loan Parties;
(b)            Receipt by the Administrative Agent of payment in full in cash of its invoiced and unpaid reasonable and documented fees and out-of-pocket expenses incurred in connection with the Credit Agreement or the other Loan Documents (which shall be deemed to include this Forbearance), including, without limitation, the reasonable fees and disbursements of the Administrative Agent's counsel and advisors;
(c)            Receipt by the Administrative Agent of the Forbearance Fee in full, in cash; and
(d)            Receipt by the Administrative Agent, for the account of each Lender, of (i) $1,000,000 which shall be applied in inverse order of maturity as a prepayment of Term Loans (which amount shall be funded from the Israeli Proceeds), and (ii) $3,750,000 which shall be applied as a prepayment of those Term Loans otherwise due and payable on August 31, 2014, in each case, together with all accrued and unpaid interest thereon.

ARTICLE VI
INTERPRETATION
Section 6.1                            Continuing Effect of the Credit Agreement.  The Loan Parties, the Administrative Agent and the Lenders hereby acknowledge and agree that the Credit Agreement shall continue to be and remain unchanged and in full force and effect in accordance with its terms, except as expressly provided herein.

Section 6.2                            No Limitation on Remedies after Forbearance Period.  The Loan Parties hereby acknowledge and agree that, at the end of the Forbearance Period, the provisions of Article II of this Forbearance shall be of no force and effect and the Administrative Agent and the Lenders shall be free, in accordance with the Credit Agreement and the other Loan Documents, to declare the Loans and all other amounts outstanding under the Credit Agreement to be due and payable and to exercise and enforce, or to take steps to exercise and enforce, all other rights, powers, privileges and remedies available to them under the Credit Agreement, any other Loan Document or applicable law on account of the Specified Events of Default (or any other Default or Event of Default) as if this Forbearance had not been entered into by the parties hereto.

Section 6.3                            No Waiver; Other Defaults or Events of Default.  (a)  Nothing contained in this Forbearance shall be construed or interpreted or is intended as a waiver of any rights, powers, privileges or remedies that the Administrative Agent or the Lenders have or may have under the Credit Agreement or any other Loan Document on account of the Specified Events of Default, except as expressly provided herein.

(b)            Nothing contained in this Forbearance shall be construed or interpreted or is intended as a waiver of or limitation on any rights, powers, privileges or remedies that the Administrative Agent or the Lenders have or may have under the Credit Agreement or any other Loan Document on account of any Default or Event of Default other than the Specified Events of Default.

ARTICLE VII
MISCELLANEOUS
Section 7.1                            Representations and Warranties.  The Loan Parties hereby represent and warrant as of the date hereof that, after giving effect to this Forbearance, (a) no Default or Event of Default has occurred and is continuing, except the Specified Events of Default and (b) all representations and warranties of the Loan Parties contained in the Loan Documents (which shall be deemed to include this Forbearance) are true and correct in all material respects with the same effect as if made on and as of such date, except that Section 3.07 of the Credit Agreement shall be deemed to exclude any Specified Events of Default.

Section 7.2                            Payment of Fees and Expenses.  (a)  The Borrower agrees to pay or reimburse the Administrative Agent upon demand, for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the Credit Agreement or the other Loan Documents (which shall be deemed to include this Forbearance), including, without limitation, the reasonable fees and disbursements of the Administrative Agent's counsel and advisors.

(b)  The Borrower agrees to pay the Administrative Agent, for the pro rata account of the Lenders, a forbearance fee (the "Forbearance Fee") in an aggregate amount equal to .25% of the Principal Indebtedness (as defined below) outstanding immediately prior to the Effective Date.  The Forbearance Fee shall be deemed earned in full on the Effective Date, and shall be payable to the Administrative Agent, for the pro rata account of the Lenders.

Section 7.3                            Confirmation of Indebtedness.  The Loan Parties hereby confirm and acknowledge that, as of the Effective Date, (i) the Borrower is truly and justly indebted to the Lenders, without defense, counterclaim or offset of any kind, (ii) the Borrower is liable to the Lenders in respect of Loans made under the Credit Agreement in the aggregate principal amount of $85,000,000 (exclusive of Letters of Credit) (the "Principal Indebtedness") and (iii) each Guarantor is contingently liable to the Lenders in respect of such amount.

Section 7.4                            Counterparts.  This Forbearance may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 7.5                            GOVERNING LAW.  THIS FORBEARANCE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FORBEARANCE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 7.6                            Reservation of Rights.  Notwithstanding anything contained in this Forbearance to the contrary, the Loan Parties acknowledge that the Administrative Agent and the Lenders do not waive, and expressly reserve, the right to exercise, at any time during the Forbearance Period, any and all of their rights and remedies under (a) the Credit Agreement, any other Loan Document and applicable law in respect of the Specified Events of Default against any Person other than any Loan Party and (b) the Credit Agreement, any other Loan Document and applicable law in respect of any Default or Event of Default other than the Specified Events of Default.

Section 7.7                            Consent of Guarantors.  Each Guarantor hereby (a) consents to the transactions contemplated hereby and (b) acknowledges and agrees that the guarantees (and all security therefore) contained in the Credit Agreement and the other Loan Documents previously executed by it are, and shall remain, in full force and effect after giving effect to this Forbearance and all other prior modifications to the Credit Agreement.

Section 7.8                            Release.  The Loan Parties, on behalf of themselves and successors-in-title, legal representatives and assignees and, to the extent the same is claimed by right of, through or under any of the Loan Parties, for its past, present and future employees, agents, representatives, officers, directors, shareholders, and trustees (each, a "Releasing Party" and collectively, the "Releasing Parties") hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature (including, without limitation, any so-called "lender liability" claims, interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses and incidental, consequential and punitive damages payable to third parties, or any claims arising under 11 U.S.C. §§ 541-550 or any claims for avoidance or recovery under any other federal, state or foreign law equivalent), whether known or unknown, which any of the Releasing Parties have, may have, or might assert at the time of execution of the Forbearance against the Administrative Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns, directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Forbearance, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any Obligations related to the Credit Agreement, any other Loan Document and/or the administration thereof or the Obligations created thereby, or (iii) any matter related to the foregoing, in each case, prior to the execution of this Forbearance.

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.
PHOTOMEDEX, INC.,
 a Nevada corporation
By:    /s/ Dennis M. McGrath
Name: Dennis M. McGrath
 Title: President and Chief Financial Officer
LCA-VISION INC.,
 a Delaware corporation
By: /s/ Dennis M. McGrath
Name: Dennis M. McGrath
 Title: President
RADIANCY, INC.,
 a Delaware corporation
By:    /s/ Dolev Rafaeli
Name: Dolev Rafaeli
 Title: President and Chief Executive Officer
PHOTOMEDEX TECHNOLOGY, INC.,
 a Delaware corporation
By:     /s/ Dennis M. McGrath
Name: Dennis M. McGrath
 Title: President
LUMIERE, INC.,
 a Nevada corporation
By:  /s/ Dennis M. McGrath
Name: Dennis M. McGrath
 Title: President

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender
By:   /s/ Lauren Daley
Name: Lauren Daley
 Title: Authorized Officer

PNC BANK, N.A., as a Lender
By:   /s/ Gregory S. Buchanan
Name:  Gregory S. Buchanan
 Title: Sr. Vice President

BANK LEUMI LE-ISRAEL B.M., as a Lender
By:   /s/ Warach Yigal
Name: Warach Yigal
 Title: Operation Manager
By:   /s/Dominitz Tamar
Name: Dominitz Tamar
 Title: Customer Relationship Manager

ANNEX A

COLLATERAL CERTIFICATE

Reference is made to the Credit Agreement dated as of May 12, 2014 (as amended, supplemented or otherwise modified, the "Credit Agreement"), by and among PhotoMedex, Inc., as borrower (the "Borrower"), the Loan Parties from time to time party thereto, the Lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the "Administrative Agent"), among others..  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

The Borrower hereby (i) acknowledges and agrees that this Collateral Certificate is a Loan Document and (ii) certify that all of the information contained herein is true and correct.

EACH SCHEDULE HEREIN SHALL BE PREPARED ON AN ENTITY BY ENTITY BASIS.  ACCORDINGLY, THE SCHEDULES SHALL CLEARLY REFLECT THE REQUESTED INFORMATION IN RESPECT OF EACH ENTITY.

SECTION 1.  CAPITAL STRUCTURE

(a)            Capital Structure.  Schedule 1(a) identifies the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.  As part of such identification the following information with respect to each entity (as applicable) is provided:  (A) jurisdiction of organization, (B) number of shares authorized, (C) number of shares outstanding, (D) percentage ownership interests, (E) member interests and (F) number of shares or member interests covered by outstanding options, warrants, rights of conversion or purchase and similar rights.

See Schedule 1(a)

(b)            Trade Names, Division Names, Etc.  Schedule 1(b) is a list of all other names (including trade names or similar appellations) used by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries, or any of their divisions or other business units used in connection with the conduct of their businesses or the ownership of their properties at any time during the past five years.

See Schedule 1(b)

SECTION 2.  LOCATIONS OF PERSONAL PROPERTY

(a)            Chief Executive Office.  Schedule 2(a) is a list of locations of the chief executive offices of the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.

See Schedule 2(a)

(b)            Principal Place of Business.  The following is a list of locations of the principal places of business of the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.

See Schedule 2(b)

(c)            Places of Business.  Schedule 2(c) is a list of locations of places of business of the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries, that were not otherwise identified in Schedules 2(a) or 2(b).

See Schedule 2(c)

(d)            Receivables and General Intangibles.  Schedule 2(d) is a list of locations of general intangibles and records of receivables of the Loan Parties, their Subsidiaries and every entity owned, in whole or in part, by the Parent, the Loan Parties and their Subsidiaries.

See Schedule 2(d)

(e)            Equipment and Inventory.  Schedule 2(e) is a list of locations of equipment and inventory owned by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.

See Schedule 2(e)

(f)            Books and Records.  Schedule 2(f) is a list of locations of all books and records held by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries, relating to any of the collateral, including, without limitation, accounts, contract rights, chattel paper, general intangibles and mobile goods and all corporate or business records, customer lists, credit files, computer program printouts or other computer material and records.

See Schedule 2(f)

(g)            Commercial Tort Claims.  Schedule 2(g) is a list of all commercial tort claims (as defined in Article 9 of the Uniform Commercial Code) held by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.

See Schedule 2(g)

SECTION 3.  INTELLECTUAL PROPERTY

(a)            Patents and Patent Applications.  Schedule 3(a) is a list of all patents and patent applications owned or submitted by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.

See Schedule 3(a)

(b)            Trademarks and Trademark Applications.  Schedule 3(b) is a list of all trademarks (including all State trademarks, service marks and tradename registrations) and trademark applications owned or submitted by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.

See Schedule 3(b)

(c)            Copyrights and Copyright Applications.  Schedule 3(c) is a list of all copyrights and copyright applications owned or submitted by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.

See Schedule 3(c)

(d)            Licenses.  Schedule 3(d) is a list  of all patent, trademark and copyright licenses under which the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries, are licensors or licensees.

See Schedule 3(d)

SECTION 4.  REAL PROPERTY

(a)            Fee Properties.  Schedule 4(a) is a list of all real property owned in fee by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.

See Schedule 4(a)

(b)            Leased Properties.  Schedule 4(b) is a list of all real property leased by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.

See Schedule 4(b)

 SECTION 5.   DEPOSIT ACCOUNTS AND DEBT

(a)            Deposit Accounts.  Schedule 5(a) is a list of all deposit accounts (including certificates and instruments evidencing such deposit accounts) held by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.

See Schedule 5(a)

            (b)            Debt.  Schedule 5(b) is a list of all debt payable to the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries, including without limitation, all inter-company notes.

See Schedule 5(b)

SECTION 6.   ADDITIONAL PROPERTY

(a)            Collateral Held by Third Parties.  Schedule 6(a) is a list of all names and addresses of all persons or entities, other than the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries, that have possession or are intended to have possession of collateral, including, without limitation, lessees, consignees, warehousemen or purchasers of chattel paper.

See Schedule 6(a)

(b)            Ownership Interests of Third Parties.  Schedule 6(b) is a list of all names and addresses of all persons or entities which hold leases or other ownership interests in personal property held and used by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries, such as lessors, consignors or conditional sales vendors with purchase money liens on collateral.

See Schedule 6(b)

(c)            Fixtures.  Schedule 6(c) is a list identifying the locations of fixtures owned by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries.

See Schedule 6(c)

SCHEDULE 7.   LIENS AND OTHER SECURITY INTERESTS

(a)            Liens and other Security Interests.  The following is (i) a list of all entities that have a lien or other security interest on any property owned by the Loan Parties and their Subsidiaries and every entity owned, in whole or in part, by the Loan Parties and their Subsidiaries, (ii) a list of all such property subject to a lien or other security interest (including, without limitation, all real property, personal property and intellectual property) and (iii) a list of all security documents creating such lien or other security interest.

See Schedule 7(a)

            IN WITNESS WHEREOF, we have hereunto set our hand to this __th day of October 2014.

PHOTOMEDEX, INC.

By:
Name:  Dennis M. McGrath
 Title:  President and Chief Financial Officer

LCA-VISION INC.

By:
Name:  Dennis M. McGrath
 Title:  President

RADIANCY, INC.

By:
Name:  Dolev Rafaeli
 Title:  President and Chief Executive Officer

PHOTOMEDEX TECHNOLOGY, INC.

By:
Name:  Dennis M. McGrath
 Title:   President

LUMIERE, INC.
By:
Name:  Dennis M. McGrath
 Title:   President

Attachments:
Schedule 1(a)	Capital Structure
Schedule 1(b)	Trade Names, Division Names, Etc.
Schedule 2(a)	Chief Executive Office
Schedule 2(b)	Principal Place of Business
Schedule 2(c)	Places of Business
Schedule 2(d)	Receivables and General Intangibles
Schedule 2(e)	Equipment and Inventory
Schedule 2(f)	Books and Records
Schedule 2(g)	Commercial Tort Claims
Schedule 3(a)	Patents and Patent Applications
Schedule 3(b)	Trademarks and Trademark Applications
Schedule 3(c)	Copyrights and Copyright Applications
Schedule 3(d)	Licenses
Schedule 4(a)	Fee Properties
Schedule 4(b)	Leased Properties
Schedule 5(a)	Deposit Accounts
Schedule 5(b)	Debt
Schedule 6(a)	Collateral Held by Third Parties
Schedule 6(b)	Ownership Interests of Third Parties
Schedule 6(c)	Fixtures
Schedule 7(a)	Liens and other Security Interests

SCHEDULE 1(a)

CAPITAL STRUCTURE

SCHEDULE 1(b)

TRADE NAMES, DIVISION NAMES, ETC.

COMPANY                                                      NAMES, TRADE NAMES AND SIMILAR APPELLATIONS

SCHEDULE 2(a)

CHIEF EXECUTIVE OFFICES

COMPANY                                                      ADDRESS

SCHEDULE 2(b)

PRINCIPAL PLACES OF BUSINESS

COMPANY                                                      ADDRESS

SCHEDULE 2(c)

PLACES OF BUSINESS

COMPANY                                                      ADDRESS

SCHEDULE 2(d)

RECEIVABLES AND GENERAL INTANGIBLES

SCHEDULE 2(e)

EQUIPMENT AND INVENTORY

SCHEDULE 2(f)

BOOKS AND RECORDS

SCHEDULE 2(g)

COMMERCIAL TORT CLAIMS

SCHEDULE 3(a)

PATENTS AND PATENT APPLICATIONS

SCHEDULE 3(b)

TRADEMARKS AND TRADEMARK APPLICATIONS

SCHEDULE 3(c)

COPYRIGHTS AND COPYRIGHT APPLICATIONS

SCHEDULE 3(d)

LICENSES

SCHEDULE 4(a)

FEE PROPERTIES

SCHEDULE 4(b)

LEASED PROPERTIES

SCHEDULE 5(a)

DEPOSIT ACCOUNTS

SCHEDULE 5(b)

DEBT

SCHEDULE 6(a)

COLLATERAL HELD BY THIRD PARTIES

SCHEDULE 6(b)

OWNERSHIP INTERESTS OF THIRD PARTIES

SCHEDULE 6(c)

FIXTURES

SCHEDULE 7(a)

LIENS AND OTHER SECURITY INTERESTS